Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The Board of Directors and Shareholders
AllianceBernstein Blended Style Series, Inc. - U.S. Large Cap Portfolio:

We consent to the use of our report, incorporated herein by reference, dated October 27, 2006, for the AllianceBernstein Blended Style Series Inc. - U.S. Large Cap Portfolio as of August 31, 2006 and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "GENERAL INFORMATION - Independent Registered Public Accounting Firm", "SHAREHOLDER SERVICES - Statements and Reports', and "FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.

                                                               KPMG LLP

New York, New York
December 26, 2006

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 21, 2005, relating to the financial statements and financial highlights, which appear in the August 31, 2005 Annual Reports to Shareholders of AllianceBernstein Blended Style U.S. Large Cap Portfolio which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements and Report of Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
December 27, 2006